EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON
SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
7/7/20111	Purchase	$3.2387	15266
7/8/20112	Purchase	3.3437	40992
7/11/20113	Purchase	3.3098	13602
7/12/20114	Purchase	3.3106	18135
7/13/20115	Purchase	3.3880	39500
7/14/20116	Purchase	3.3649	10000
7/15/20117	Purchase	3.3781	11000
7/18/20118	Purchase	3.4391	14900
7/19/20119	Purchase	3.3425	30001
7/20/201110	Purchase	3.4294	22000
7/21/201111	Purchase	3.4626	17400
7/22/201112	Purchase	3.4825	5300
7/25/201113	Purchase	3.4160	7400
7/26/201114	Purchase	3.4810	21952
7/27/201115	Purchase	3.4996	7411
7/28/201116	Purchase	3.4994	12006
8/1/201117	Purchase	3.4911	6500
8/2/201118	Purchase	3.4541	21000
8/3/201119	Purchase	3.3277	10600
8/4/201120	Purchase	3.2958	25075

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1 This transaction was executed in multiple trades at prices ranging from $3.20 - 3.25.
2 This transaction was executed in multiple trades at prices ranging from $ 3.25 - 3.35.
3 This transaction was executed in multiple trades at prices ranging from $3.27 - 3.32.
4 This transaction was executed in multiple trades at prices ranging from $3.28 - 3.33.
5 This transaction was executed in multiple trades at prices ranging from $3.35 - 3.40.
6 This transaction was executed in multiple trades at prices ranging from $3.35 - 3.37.
7 This transaction was executed in multiple trades at prices ranging from $3.33 - 3.40.
8 This transaction was executed in multiple trades at prices ranging from $3.40 - 3.45.
9 This transaction was executed in multiple trades at prices ranging from $3.31 - 3.38.
10 This transaction was executed in multiple trades at prices ranging from $3.36 - 3.46.
11 This transaction was executed in multiple trades at prices ranging from $3.42 - 3.50.
12 This transaction was executed in multiple trades at prices ranging from $3.44 - 3.50.
13 This transaction was executed in multiple trades at prices ranging from $3.37 - 3.45.
14 This transaction was executed in multiple trades at prices ranging from $3.27 - 3.50.
15 This transaction was executed in multiple trades at prices ranging from $3.48- 3.50.
16 This transaction was executed in multiple trades at prices ranging from $3.49- 3.50.
17 This transaction was executed in multiple trades at prices ranging from $3.48- 3.50.
18 This transaction was executed in multiple trades at prices ranging from $3.35 - 3.48.
19 This transaction was executed in multiple trades at prices ranging from $3.22 - 3.44.
20 This transaction was executed in multiple trades at prices ranging from $3.20 - 3.35.